UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 2, 2011

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2011, Rosetta Stone Inc. (the “Company”) appointed Gregory W. Long Senior Vice President, Corporate Development.  Mr. Long, 51, had been Chief Product Officer since August 2006.

Item 8.01. Other Events.

On January 27, 2011, the Company announced that it has named Helena Wong, 53, President, International.  Prior to joining the Company, Ms. Wong provided brand and business development consulting services to various consumer businesses from October 2008 to December 2010.  From May 2006 until October 2008, she was Global President at Oregon Scientific, a leading designer and worldwide marketer of personal electronics. From September 2002 to October 2005, Ms. Wong, was President, Asia Pacific, and Global Chief Marketing Officer of Esselte Corporation, a leading global office supplies manufacturer.  Ms. Wong has also held international business positions for Western Union Financial Services, Inc., Pepsi-Cola International and The Proctor & Gamble Company. Ms. Wong received an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

A copy of the press release announcing Ms. Wong’s appointment is attached hereto as Exhibit 99.1.

On February 2, 2011, Michael S. Fulkerson was appointed Chief Technology Officer.  Mr. Fulkerson, 43, had been Senior Vice President of Labs and Technology since August 2008.  Prior positions include Vice President of Labs and Technology from December 2006 to August 2008 and Senior Director of Software Development from April 2005 to December 2006.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated January 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      February 4, 2011

By:	/s/ Michael C. Wu
	Name:	Michael C. Wu
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated January 27, 2011.